EXHIBIT 99.1

WEBTOON Entertainment Inc. Reports Third Quarter 2024 Financial Results

Strong Year-Over-Year Revenue Growth of 9.5%; Robust Year-Over-Year Revenue Growth on a Constant Currency Basis of 13.5%

Net Income of $20 Million; Solid Adjusted EBITDA of $28.9 Million Represented a Significant Increase Year-Over-Year

LOS ANGELES, November 7, 2024 (BUSINESS WIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its third quarter ending September 30, 2024. More information about this quarter’s results can be found in the Company’s shareholder letter on the investor relations section of its website.

Third Quarter 2024 Highlights (vs. 3Q 2023)

•
Total revenue of $347.9 million grew 9.5% driven by strong growth in Paid Content and Advertising, partially offset by our exposure to weaker foreign currencies.
•
Revenue on a constant currency basis was $360.4 million, growing 13.5%, driven by growth across all revenue streams – Paid Content, Advertising and IP Adaptations – and regions.
•
Net Income of $20.0 million was primarily due to notably improved gross profit, expansion of interest income on cash assets, and an income tax benefit.
•
Adjusted EBITDA of $28.9 million and Adjusted EBITDA Margin of 8.3% both increased from the prior year as a result of strong gross profit and effective cost controls, including a focus on higher returning marketing spend.
•
Diluted EPS of $0.15 increased from a loss per share of $0.10 in the prior year.
•
Adjusted EPS of $0.22 increased from $0.03 in the prior year.

Junkoo Kim, Founder and CEO said, “In our first full quarter as a public company, WEBTOON delivered strong financial results, achieving revenue growth of 9.5% on a reported basis, double-digit revenue growth on a constant currency basis and solid profitability. We continued to focus on deepening engagement from our user base and driving further scale globally while maturing and streamlining our operations.”

Kim continued, “Looking ahead, I see significant opportunities to further accelerate growth across WEBTOON, underpinned by our amazing creator community, robust pipeline of up-and-coming entertainment projects, and exciting product improvements. I am confident in our ability to achieve our fourth quarter financial targets and deliver long-term value for our shareholders as we continue powering our global flywheel and executing against our strategic initiatives.”

Fourth Quarter 2024 Outlook

For the fourth quarter 2024, the Company expects:

•
Revenue growth on a constant currency basis in the range of 10.3%-13.3%. This represents revenue in the range of $375-$385 million, assuming FX rates remain relatively stable with the end of Q3.
•
Adjusted EBITDA in the range of $9-$14 million, representing an Adjusted EBITDA Margin in the range of 2.4%-3.6%.

Conference Call & Webcast Details

As previously disclosed, the Company will host a webcast and conference call on November 7, 2024, at 5:00 p.m. Eastern Time, to discuss the Company’s financial results for the quarter ended September 30, 2024.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.

EXHIBIT 99.1

About WEBTOON Entertainment Inc.

WEBTOON Entertainment Inc.(“WEBTOON”) is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON has transformed comics and visual storytelling for fans and creators.

With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON’s passionate fandoms are the new face of pop culture. WEBTOON adaptations are available on Netflix, Prime Video, Crunchyroll and other screens around the world, and the company’s content partners include Discord, HYBE and DC Comics, among many others.

With approximately 170 million monthly active users, WEBTOON’s IP & Creator Ecosystem of aligned companies include WEBTOON, Wattpad – the world’s leading webnovel platform – Wattpad WEBTOON Studios, Studio N, Studio LICO, WEBTOON Unscrolled, LINE Manga and eBookJapan, among others.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2024 pursuant to Rule 424(b)(4), in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed by the Company with the SEC on August, 12, 2024, and in other filings we make with the SEC in the future.

Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

EXHIBIT 99.1

Non-GAAP Financial Measures & Definitions

This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.

We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or the most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (benefit) and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. Starting with the third quarter of 2024, our calculation of EBITDA has been revised to adjust for interest income in addition to interest expense. In prior periods, we only adjusted for interest expense because interest income amounts were insignificant. Prior comparable periods have now been recast to conform to the current presentation. Likewise, starting with the third quarter of 2024, EBITDA margin is calculated by adjusting for interest income in addition to interest expense and prior comparable periods have been recast to conform to the current presentation.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period. Similar to Adjusted EBITDA and Adjusted EBITDA Margin, prior comparable periods have been recast to conform to the current presentation of Adjusted EPS.

Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.

EXHIBIT 99.1

Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

EXHIBIT 99.1

WEBTOON Entertainment Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands of USD, except share and per share data)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$585,516	$231,745
Receivables[1], net of allowance for credit losses of $3,233 and $1,049 at September 30, 2024 and December 31, 2023 respectively	189,930	171,776
Asset held for sale	—	6,827
Other current assets, net[2]	105,959	82,479
Total current assets	881,404	492,827
Property and equipment, net	8,333	11,692
Operating lease right-of-use assets	17,418	29,472
Debt and equity securities	78,507	91,233
Intangible assets, net	197,663	219,502
Goodwill, net	759,672	779,176
Equity method investments	83,824	64,222
Deferred tax assets	14,888	24,045
Other non-current assets, net[3]	84,032	64,436
Total assets	$2,125,741	$1,776,605
Liabilities and equity
Current liabilities:
Accounts payable[4]	$111,095	$127,427
Accrued expenses[5]	95,965	62,782
Short-term borrowings and current portion of long-term debt[6]	—	4,252
Current portion of operating lease liabilities[7]	6,096	9,945
Contract liabilities[8]	107,507	76,722
Income tax payables - corporate tax	7,179	9,459
Consumption taxes payables	8,701	7,339
Provisions and defined pension benefits	4,477	5,564
Other current liabilities	12,934	12,584
Total current liabilities	353,953	316,074
Non-current liabilities:
Long-term operating lease liabilities[9]	11,206	19,238
Defined severance benefits	20,005	23,361
Deferred tax liabilities	26,607	61,134
Other non-current liabilities	3,262	9,322
Total liabilities	$415,032	$429,129
Commitments and Contingencies
Redeemable non-controlling interest in subsidiary	$41,849	$41,429
Stockholders' equity:
Common stock, $0.0001 par value (2,000,000,000 authorized, 128,313,144 shares and 109,505,150 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	$13	$11
Preferred stock, $0.0001 par value (100,000,000 authorized, no shares and - shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	—	—
Additional paid-in capital	2,093,511	1,667,246
Accumulated other comprehensive loss	(64,578)	(54,824)
Accumulated deficit	(414,232)	(363,292)
Total stockholders' equity attributable to WEBTOON Entertainment Inc.	1,614,714	1,249,141
Non-controlling interests in consolidated subsidiaries	54,146	56,906
Total equity	1,668,860	1,306,047
Total liabilities, redeemable non-controlling interest, and equity	$2,125,741	$1,776,605
1.
Includes amounts due from related parties of $64,412 and $63,723 as of September 30, 2024 and December 31, 2023, respectively.
2.
Includes amounts due from related parties of $14,749 and $– as of September 30, 2024 and December 31, 2023, respectively.
3.
Includes amounts due from related parties of $34,502 and $15,876 as of September 30, 2024 and December 31, 2023, respectively.
4.
Includes amounts due to related parties of $21,134 and $6,713 as of September 30, 2024 and December 31, 2023, respectively.
5.
Includes amounts due to related parties of $7,510 and $– as of September 30, 2024 and December 31, 2023, respectively.
6.
Includes amounts due to related parties of $– and as of $3,800 September 30, 2024 and December 31, 2023, respectively.
7.
Includes amounts due to related parties of $3,134 and $6,426 as of September 30, 2024 and December 31, 2023, respectively.
8.
Includes amounts due to related parties of $– and $16,160 as of September 30, 2024 and December 31, 2023, respectively.
9.
Includes amounts due to related parties of $8,927 and $14,852 as of September 30, 2024 and December 31, 2023, respectively.

EXHIBIT 99.1

WEBTOON Entertainment Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands of USD, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue[1]	$347,915	$317,764	$995,631	$948,684
Cost of revenue[2]	(256,534)	(245,666)	(738,834)	(729,591)
Marketing[3]	(32,719)	(33,066)	(75,645)	(95,452)
General and administrative expenses[4]	(66,747)	(45,779)	(254,145)	(155,617)
Operating loss	(8,085)	(6,747)	(72,993)	(31,976)
Interest income	6,512	913	9,790	2,288
Interest expense	—	(18)	(44)	(59)
Income (loss) on equity method investments, net	(138)	1,056	(1,070)	2,539
Other income (loss), net[5]	11,798	(721)	12,644	(2,773)
Income (loss) before income tax	10,087	(5,517)	(51,673)	(29,981)
Income tax benefit (expense)	9,899	(5,934)	1,324	(19,512)
Net income (loss)	19,986	(11,451)	(50,349)	(49,493)
Net income (loss) attributable to WEBTOON Entertainment Inc.	19,753	(11,175)	(50,940)	(48,854)
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	233	(276)	591	(639)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	39,570	(17,173)	(9,605)	(51,778)
Share of other comprehensive loss of equity method investments, net of tax	(140)	(53)	(149)	(909)
Total other comprehensive income (loss), net of tax	39,430	(17,226)	(9,754)	(52,687)
Total comprehensive income (loss)	$59,416	$(28,677)	$(60,103)	$(102,180)
Total comprehensive income (loss) attributable to WEBTOON Entertainment Inc.	59,183	(28,401)	(60,694)	(101,541)
Total comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	233	(276)	591	(639)

Weighted average shares outstanding
Basic	128,327,971	109,505,150	116,023,733	109,505,150
Diluted	130,817,876	109,505,150	116,023,733	109,505,150

Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$0.15	$(0.10)	$(0.44)	$(0.44)
Diluted	$0.15	$(0.10)	$(0.44)	$(0.44)

1.
Includes amounts earned from related parties of $21,744 and $15,452 for the three months ended September 30, 2024, and September 30, 2023, respectively and $55,911 and $62,226 for the nine months ended September 30, 2024, and September 30, 2023, respectively.
2.
Includes amounts incurred from related parties of $27,318 and $3,143 for the three months ended September 30, 2024, and September 30, 2023, respectively and $67,780 and $10,286 for the nine months ended September 30, 2024 and September 30, 2023, respectively.
3.
Includes amounts incurred from related parties of $(1,920) and $60 for the three months ended September 30, 2024, and September 30, 2023, respectively and $(4,861) and $157 for the nine months ended September 30, 2024 and September 30, 2023, respectively.
4.
Includes amounts incurred from related parties of $9,285 and $7,533 for three months ended September 30, 2024, and September 30, 2023, respectively and $23,666 and $23,576 for the nine months ended September 30, 2024 and September 30, 2023, respectively.
5.
Includes amounts earned from related parties of $456 and $298 for three months ended September 30, 2024 and September 30, 2023, respectively and $3,135 and $51 for the nine months ended September 30, 2024 and September 30, 2023, respectively.

EXHIBIT 99.1

WEBTOON Entertainment Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands of USD)

	For the Nine Months Ended
	September 30, 2024	September 30, 2023
Operating activities:
Net Loss	$(50,349)	$(49,493)
Adjustments to reconcile net loss to cash provided by operating activities:
Provision for bad debt expense	2,482	667
Depreciation and amortization	27,953	27,943
Operating lease expense	8,013	9,210
Loss on foreign currency, net	(616)	8,138
Deferred tax expense	(23,698)	(1,787)
Gain on debt and equity securities, net	(5,143)	(886)
Loss (gain) on equity method investments, net	1,069	(2,539)
Contingent consideration liability	(3,713)	(1,797)
Stock-based compensation	72,114	4,331
Gain on disposal of right-of-use assets	(1,883)	—
Other non-cash items	336	379
Changes in operating assets and liabilities
Changes in receivables, net of allowance	(25,706)	6,278
Changes in other assets	(46,334)	(9,210)
Changes in accounts payable	2,109	3,088
Changes in accrued expenses	30,299	17,710
Changes in contract liabilities	34,348	16,674
Changes in other liabilities	12,256	(10,790)
Changes in operating lease liabilities	(7,318)	(8,083)
Payment of severance benefits, net of cash transferred	320	(2,314)
Net cash provided by operating activities	$26,539	$7,519
Investing activities:
Proceeds from maturities of short-term investments	63,205	7,691
Proceeds from sale of debt and equity securities	2,975	—
Purchases of property and equipment	(1,313)	(9,837)
Proceeds from sale of equity method investments	5,963	—
Payment made for short-term investments	(68,369)	(22,645)
Payment made for loan receivable	(178)	(12,035)
Purchases of intangible assets	(7,678)	(8,096)
Purchases of equity method investments	(5,792)	(685)
Disposal of businesses, net of cash disposed	(361)	2,008
Other investing activities	318	(1,472)
Net cash used in investing activities	$(11,230)	$(45,071)
Financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	292,950	—
Proceeds from issuance of common stock related to private placement	50,000	—
Proceeds from stock option exercise	574	—
Capital contribution to a non-wholly owned subsidiary from a limited partner	—	3,257
Proceeds from exercise of over-allotment, net of underwriting discounts and commissions	26,786	—
Payments of initial public offering costs	(11,154)	—
Repayments of short-term borrowings	(3,639)	(6,733)
Payment of contingent consideration related to business acquisition	(1,849)	(2,923)
Net cash provided by (used in) financing activities	$353,668	$(6,399)
Effect of exchange rate changes on cash and cash equivalents	(15,206)	(11,514)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	353,771	(55,465)
Cash and cash equivalents at beginning of the year	231,745	279,709
Cash and cash equivalents at end of the year	$585,516	$224,244
Supplemental disclosure:
Income taxes paid	$23,683	$18,440
Interest paid	85	88
Reclassification of deferred offering costs to additional paid-in capital upon IPO	11,215	—
Deferred offering costs not yet paid	270	—
Reclassification of debt and equity securities to equity method investments	19,422	—

EXHIBIT 99.1

Reconciliation of Non-GAAP Measures

In addition to adjustments for foreign exchange fluctuations, we have also further adjusted revenue to exclude the impacts of deconsolidated and transferred operations to show growth or loss exclusive of these changes ("Revenue on a Constant Currency Basis"). Revenue on a Constant Currency Basis is a Non-GAAP metric that management believes adds value but has its limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP.

The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands of USD, except percentages)	2024	2023	Change	2024	2023	Change
Total Revenue	$347,915	$317,764	9.5%	$995,631	$948,684	4.9%
Effect of deconsolidated and transferred operations	-	(349)	-100.0%	(145)	(12,423)	-98.8%
Effects of foreign currency rate fluctuations	12,442	-	N/A	70,637	-	N/A
Revenue on a Constant Currency Basis	360,357	317,415	13.5%	1,066,123	936,261	13.9%
Paid Content Revenue	285,228	261,833	8.9%	812,791	775,654	4.8%
Effect of deconsolidated and transferred operations	-	(324)	-100.0%	(120)	(6,087)	-98.0%
Effects of foreign currency rate fluctuations	9,452	-	N/A	58,617	-	N/A
Paid Content Revenue on a Constant Currency Basis	294,680	261,509	12.7%	871,288	769,567	13.2%
Advertising Revenue	43,384	35,924	20.8%	120,800	108,374	11.5%
Effects of foreign currency rate fluctuations	1,260	-	N/A	6,085	-	N/A
Advertising Revenue on a Constant Currency Basis	44,644	35,924	24.3%	126,885	108,374	17.1%
IP Adaptations Revenue	19,303	20,007	-3.5%	62,040	64,656	-4.0%
Effect of deconsolidated and transferred operations	-	(25)	-100.0%	(26)	(6,336)	-99.6%
Effects of foreign currency rate fluctuations	1,729	-	N/A	5,935	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$21,032	$19,982	5.3%	$67,949	$58,320	16.5%
Paid Content Average Revenue Per Paying User ("ARPPU")
Korea Paid Content Revenue	$91,401	$96,701	-5.5%	$266,282	$299,167	-11.0%
Korea ARPPU	7.89	7.61	3.7%	7.76	8.09	-4.1%
Effect of deconsolidated and transferred operations	-	(0.03)	-100.0%	-	(0.17)	-100.0%
Effects of foreign currency rate fluctuations	0.36	-	N/A	0.42	-	N/A
Korea ARPPU on a Constant Currency Basis	8.25	7.58	8.8%	8.18	7.92	3.2%
Japan Paid Content Revenue	159,933	134,029	19.3%	444,399	395,771	12.3%
Japan ARPPU	23.06	22.05	4.6%	22.15	22.59	-1.9%
Effects of foreign currency rate fluctuations	0.76	-	N/A	2.20	-	N/A
Japan ARPPU on a Constant Currency Basis	23.82	22.05	8.0%	24.35	22.59	7.8%
Rest of World Paid Content Revenue	33,893	31,102	9.0%	102,111	80,716	26.5%
Rest of World ARPPU	6.69	5.96	12.3%	6.47	4.98	29.9%
Effect of deconsolidated and transferred operations	-	-	N/A	-	-	N/A
Effects of foreign currency rate fluctuations	-	-	N/A	-	-	N/A
Rest of World ARPPU on a Constant Currency Basis	$6.69	$5.96	12.3%	$6.47	$4.98	29.7%

1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of MPU for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country.

EXHIBIT 99.1

The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of USD, except percentages)	2024	2023	2024	2023
Net income (loss)	$19,986	$(11,451)	$(50,349)	$(49,493)
Interest income	(6,512)	(913)	(9,790)	(2,288)
Interest expense	—	18	44	59
Income tax (benefit) expense	(9,899)	5,934	(1,324)	19,512
Depreciation and amortization	10,003	9,179	27,953	27,943
EBITDA	$13,578	$2,767	$(33,466)	$(4,267)
Loss (gain) on equity method investments, net(1)	138	(1,056)	1,070	(2,539)
Loss (gain) on fair value instruments, net(2)	-	213	(5,143)	(887)
Stock-based compensation expense(3)	12,262	1,232	68,305	4,332
IPO-related, legal, restructuring and advisory costs(4)	2,925	8	40,645	1,636
Adjusted EBITDA(5)	$28,903	$3,164	$71,411	$(1,725)
Net income (loss) margin	5.7%	-3.6%	-5.1%	-5.2%
Adjusted EBITDA Margin	8.3%	1.0%	7.2%	-0.2%
Weighted average shares outstanding (Basic)	128,327,971	109,505,150	116,023,733	109,505,150
Weighted average shares outstanding (Diluted)	130,817,876	109,505,150	116,023,733	109,505,150
EPS (Diluted)	0.15	(0.10)	(0.43)	(0.45)
Interest income	(0.05)	(0.01)	(0.08)	(0.02)
Interest expense	-	0.00	0.00	0.00
Income tax (benefit) expense	(0.08)	0.05	(0.01)	0.18
Depreciation and amortization	0.08	0.08	0.24	0.26
Loss (gain) on equity method investments, net(1)	0.00	(0.01)	0.01	(0.02)
Loss (gain) on fair value instruments, net(2)	-	0.00	(0.04)	(0.01)
Stock-based compensation expense(3)	0.09	0.01	0.59	0.04
IPO-related, legal, restructuring and advisory costs(4)	0.02	0.00	0.35	0.01
Adjusted EPS (Diluted)	0.22	0.03	0.62	(0.02)

(1)
Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(2)
Represents unrealized net loss (gain) of financial assets measured at FVPL, which include the Company's equity investments.
(3)
Represents non-cash stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER and Munpia.
(4)
Represents non-recurring expenses that we do not consider representative of the operating performance of the business. For the nine months ended September 30, 2024, these amounts include a $30.0 million one-time CEO bonus and legal and advisory fees related to the IPO.
(5)
Totals may not foot due to rounding.

Contact Information

Investor Relations
Soohwan Kim, CFA

investor@webtoon.com

Edelman Smithfield for WEBTOON
Hunter Stenback & Ashley Firlan
webtoonIR@edelmansmithfield.com

WEBTOON Entertainment
Kiel Hume & Lauren Hopkinson
webtoonpress@webtoon.com